Exhibit 99.1

Contact:

Robert A. Ramirez, CFO – (305) 375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces First Quarter Results

•	Q1 revenue of $39.5 million and pro forma EPS of $0.03 in line with guidance

Miami, FL – May 11, 2009 – The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic advisory firm, today announced its financial results for the first quarter, which ended April 3, 2009.

First quarter 2009 revenue was $39.5 million, a 10% decrease (a 7% decrease, adjusting for constant currency) from the same period in 2008. Pro forma diluted earnings per share were $0.03 as compared to $0.07 in the same period in 2008. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables. GAAP diluted earnings per share were $0.02 as compared to $0.09 in the same period in 2008. First quarter pro forma and GAAP diluted earnings per share were unfavorably impacted by approximately $0.02 as a result of the fluctuations in foreign currencies as compared to the same period in 2008.

At the end of the first quarter of 2009, the Company’s cash balances were $26.3 million, including marketable investments and restricted cash. During the first quarter of 2009, the Company repurchased approximately 1.0 million shares of its common stock at $2.08 per share, for a total cost of $2.1 million. As of the end of the first quarter, approximately $4.8 million remained available under the Company’s share repurchase program.

“As expected, the global economic environment impacted client decision-making as they attempt to reduce and closely monitor all expenditures,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “We are continuing to invest in our best practice research and global implementation capabilities to ensure our offerings are responsive to our clients’ needs regardless of the economic conditions that they face.”

Based on the current economic outlook, the Company estimates total revenue for the second quarter of 2009 to be in the range of $34.0 million to $36.0 million and estimates pro forma diluted earnings per share to be in the range of $0.00 to $0.03.

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Other Highlights

19th Annual Best Practices Conference Announced – Hackett announced plans to hold its 19th Annual Best Practices Conference, at the InterContinental Hotel in Atlanta on May 13-14, 2009. This year’s Hackett conference, entitled “Business Disrupted: How World-Class Companies Mitigate Recession Risk and Create Competitive Advantage,” will bring together speakers from more than a dozen of the world’s most successful companies, including Alcoa, Caterpillar, Coca-Cola Enterprises, Renault, and Unisys. The conference will look at how the world’s most successful companies are reducing cost, managing working capital, and creating competitive advantage during these challenging economic times.

Shared Services & Outsourcing Network Alliance – Hackett announced a strategic alliance with the Shared Services & Outsourcing Network (SSON), a global community of shared services and outsourcing practitioners, providers and advisors. As part of the alliance, the two organizations launched a dedicated service center benchmark study designed to assist executives in objectively assessing how well their global business service centers are performing.

Ad Hoc Spending Study – Hackett launched a new open performance study designed to help companies more effectively control spending on ad hoc project-based purchases in IT-Telecom, HR, Sales & Marketing, Finance & Corporate Services, and Capital Equipment & Services. The study is designed to help participants better understand the scope and severity of such spending. Using a performance-based and practices-based assessment methodology, the study aims to help firms “size the prize” and choose the best practices to better manage this unplanned demand.

Ontario Power Generation World-Class Award – Hackett announced that it recognized Ontario Power Generation (OPG) as a world-class performer in finance operations. The award recognized OPG’s status as an organization in demonstrating top quartile efficiency and effectiveness in finance operations, based on metrics captured during a finance functional benchmark. The company’s results were compared with results from more than 200 recent Hackett Benchmarks performed with Global 1000 companies, state and federal government organizations, and academic institutions.

SAP Qualification for EzCPG™ – The SAP division of The Hackett Group, Inc., announced that its EzCPG™ has been named as a qualified SAP Business All-in-One partner solution. EzCPG™ enables consumer products enterprises to meet their fundamental business and IT challenges. Built on the world’s leading enterprise applications from SAP AG with best business practices built-in, EzCPG™ has been predefined to address the needs of small and midsize consumer products companies.

At 5:00 P.M. ET on Monday, May 11, 2009 the senior management of The Hackett Group, Inc. (NASDAQ:HCKT) will host a conference call to discuss first quarter earnings results for the period ending April 3, 2009.

The number for the conference call is (800) 857-9601, [Passcode: First Quarter, Leader: Ted A. Fernandez]. For International callers, please dial (210) 234-8000.

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Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Monday, May 11, 2009 and will run through 5:00 P.M. ET on Monday, May 25, 2009. To access the rebroadcast, please dial (800) 568-9796. For International callers, please dial (203) 369-3292.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Monday, May 11, 2009 and will run through 5:00 P.M. ET on Monday, May 25, 2009. To access the call, visit http://www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group, Inc.

The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic advisory firm, is a leader in best practice advisory, benchmarking, and transformation consulting services, including shared services, offshoring and outsourcing advice. Utilizing best practices and implementation insights from more than 4,000 benchmarking engagements, executives use The Hackett Group’s empirically-based approach to quickly define and implement initiatives to enable world-class performance. Through its REL brand, The Hackett Group offers working capital solutions focused on delivering significant cash flow improvements. Through its Hackett Technology Solutions group, The Hackett Group offers business application consulting services that help maximize returns on IT investments. The Hackett Group has worked with 2,700 major corporations and government agencies, including 97% of the Dow Jones Industrials, 73% of the Fortune 100, 73% of the DAX 30 and 50% of the FTSE 100.

Founded in 1991, The Hackett Group was acquired by Answerthink, Inc. in 1997. Answerthink was renamed The Hackett Group, Inc. in 2008. The Hackett Group has global offices in the United States, Europe and Asia/Pacific.

More information on The Hackett Group is available: by phone at (770) 225-7300; by e-mail at info@thehackettgroup.com; or on the Web at www.thehackettgroup.com.

# # #

Book of Numbers is a trademark of The Hackett Group.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or practices mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes

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in expectations regarding the information technology industry, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates as well as other risks detailed in our Company’s Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended
	April 3, 2009	March 28, 2008
Revenue:
Revenue before reimbursements	$35,990	$39,268
Reimbursements	3,526	4,570

Total revenue	39,516	43,838

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $560 and $397 of stock compensation expense in the quarters ended April 3, 2009 and March 28, 2008, respectively)	22,274	22,963
Reimbursable expenses	3,526	4,570

Total cost of service	25,800	27,533

Selling, general and administrative costs (includes $106 and $548 of stock compensation expense in the quarters ended April 3, 2009 and March 28, 2008, respectively)	12,839	12,582

Total costs and operating expenses	38,639	40,115

Income from operations	877	3,723
Other income:
Interest income	25	167

Income before income taxes	902	3,890
Income tax expense	63	107

Net income	$839	$3,783

Basic net income per common share:
Net income per common share	$0.02	$0.09
Weighted average common shares outstanding	38,443	42,755

Diluted net income per common share:
Net income per common share	$0.02	$0.09
Weighted average common and common equivalent shares outstanding	38,703	43,353

Pro forma data (1):
Income before income taxes	$902	$3,890
Stock compensation expense	666	945
Amortization of intangible assets	160	197

Pro forma income before income taxes	1,728	5,032
Pro forma income tax expense	691	2,013

Pro forma net income	$1,037	$3,019

Pro forma basic net income per common share	$0.03	$0.07
Weighted average common shares outstanding	38,443	42,755

Pro forma diluted net income per common share	$0.03	$0.07
Weighted average common and common equivalent shares outstanding	38,703	43,353

(1)	The Company provides pro forma earnings results (which exclude amortization of intangible assets, stock compensation expense, and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users’ understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	April 3, 2009	January 2, 2009
ASSETS
Current assets:
Cash and cash equivalents	$24,405	$32,060
Marketable investments	1,262	1,727
Accounts receivable and unbilled revenue, net	21,363	25,481
Prepaid expenses and other current assets	3,383	3,021

Total current assets	50,413	62,289

Restricted cash	600	600
Property and equipment, net	6,174	5,767
Other assets	1,225	1,392
Goodwill, net	63,591	63,616

Total assets	$122,003	$133,664

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,241	$3,711
Accrued expenses and other liabilities	23,824	34,277

Total current liabilities	27,065	37,988
Accrued expenses and other liabilities, non-current	1,488	1,759

Total liabilities	28,553	39,747

Shareholders’ equity	93,450	93,917

Total liabilities and shareholders’ equity	$122,003	$133,664

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The Hackett Group, Inc.

Supplemental Financial Data

(unaudited)

	Quarter Ended
	April 3, 2009	January 2, 2009	March 28, 2008
Revenue Breakdown by Group:
(in thousands)

The Hackett Group:
Benchmarking and Business Transformation (2)	$23,784	$30,094	$25,969
Executive Advisory Programs (3)	3,549	3,693	4,012

Total The Hackett Group	27,333	33,787	29,981

Hackett Technology Solutions (4)	12,183	14,968	13,857

Total Revenue	$39,516	$48,755	$43,838

Revenue Concentration:
(% of total revenue)

Top customer	8%	6%	7%
Top 5 customers	21%	21%	20%
Top 10 customers	32%	30%	29%

Key Metrics and Other Financial Data:

The Hackett Group:
The Hackett Group annualized revenue per professional (in thousands)	$357	$409	$415

Technology Solutions:
Technology Solutions consultant utilization rate	61%	64%	66%
Technology Solutions gross billing rate per hour	$156	$168	$160

Total Company:
Consultant headcount	532	547	536
Total headcount	723	724	723
Days sales outstanding (DSO)	50	51	66
Cash (used in) provided by operating activities (in thousands)	$(5,234)	$11,361	$4,733
Depreciation (in thousands)	$536	$512	$510
Amortization (in thousands)	$160	$164	$197

Share Repurchase Program:
Shares purchased in the quarter (in thousands)	1,018	938	1,783
Cost of shares repurchased in the quarter (in thousands)	$2,117	$2,889	$6,793
Average price per share of shares purchased in the quarter	$2.08	$3.08	$3.81
Remaining authorization (in thousands)	$4,841	$1,959	$4,266

(2)	Comparison of a client’s demand drivers, costs and practices to a peer group in order to empirically identify and define an organization’s ability to improve performance at a process level and to identify and compare business practices utilized by world-class performers. Additionally, strategic consulting support that utilizes Hackett best practice implementation content and tools to enable clients to accelerate transformation to world-class performance.
(3)	Annual or multi-year contracts that provide clients with on-demand access to world-class performance metrics, best practice repository, best practice research forums and conferences, and advice.
(4)	Best Practice Implementation of ERP Software, which is primarily Oracle and SAP, and business performance management solutions, which is primarily Hyperion.